UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: September 30, 2013

(Date of earliest event reported)

Oragenics, Inc

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Explanatory Note

The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K of Oragenics, Inc. (the “Company”), filed with the Securities and Exchange Commission on October 1, 2013 (the “Original Filing”) to correct a typographical error that was contained solely in the body of the Original Filing in Item 1.01 under the heading “The Stock Purchase and Issuance Agreement, as amended by the First Amendment”. Capitalized terms used herein have the meaning ascribed to them in the Original Filing.

The Original Filing reported, among other things, that pursuant to the SPIA, the Company issued to Intrexon 1,348,510 shares of the Company common stock (the “Technology Access Shares”), in consideration for the execution and delivery of the ECC and the Company sold to Intrexon 1.3 Million shares of the Company’s Common Stock at a price per share of $3.00 for gross proceeds of $3.9 Million. The correct number of Technology Access Shares issued to Intrexon is 1,348,000 shares as opposed to 1,348,510 shares.

Except as specifically amended herein, the Original Filing remains unchanged.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 1, 2013	ORAGENICS, INC. (Registrant)

	BY:	/s/ Michael Sullivan
Michael Sullivan
Chief Financial Officer

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